NEITHER THIS NOTE, THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF EITHER SEI OR SPARK HOLDCO THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO EITHER SEI OR SPARK HOLDCO, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) IN ACCORDANCE WITH RULE 144, RULE 145 OR RULE 144A UNDER THE SECURITIES ACT, IF APPLICABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (D) IF EITHER SEI OR SPARK HOLDCO HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EITHER SEI OR SPARK HOLDCO, OR OTHERWISE SATISFIED ITSELF, THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE U.S. STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES.

SPARK HOLDCO, LLC AND SPARK ENERGY, INC.
CONVERTIBLE SUBORDINATED PROMISSORY NOTE

Note No. 1	Issuance Date: July 31, 2015
Houston, Texas

For value received, Spark Energy, Inc., a Delaware corporation (“SEI”), and Spark HoldCo, LLC, a Delaware limited liability company (“Spark HoldCo,” and together with SEI, the “Issuers”), jointly and severally, promises to pay to the order of Retailco Acquisition Co, LLC (the “Holder”), the principal sum of Five Million and No/100 US Dollars ($5,000,000.00). This convertible promissory note (this “Note”) is subject to the following terms and conditions.

1.Interest, Maturity and Default

(a)Interest on this Note shall accrue from the Issuance Date on the unpaid principal balance at a rate equal to five percent (5%) per annum, simple interest compounding annually with interest only payable semiannually in arrears on January 1 and July 1 of each year, commencing January 1, 2016 (each an “Interest Payment Date”), provided, however, that Issuers shall have the right to elect to pay-in-kind all or portions of the interest payable under this Note by sending to Holder a notice of such election (a “PIK Election Notice”) at least two (2) business days prior to the applicable Interest Payment Date specifying (i) the amount of interest that will be paid in kind and (ii) the amount of cash that will be paid to Holder on the applicable Interest Payment Date, if any. Irrespective of the date a PIK Election Notice is made, the actual payment in kind will occur on the applicable Interest Payment Date. If a PIK Election Notice electing to pay interest in kind is made, on the applicable Interest Payment Date, the amount elected to be paid in kind will be capitalized, compounded and added to the unpaid principal amount of this Note effective as of such Interest Payment Date. Unless otherwise consented to in writing by the Holder, if the Issuers fail to deliver a PIK Election Notice to Holder on or before the date specified above for such notice and do not make an interest payment in cash on the applicable Interest Payment Date for all interest due, it shall be deemed that the Issuers have elected to pay the balance of the interest due on the applicable Interest Payment Date in kind. The principal and interest due under this Note shall be paid in full after the fifth (5th) anniversary of the Issuance Date (the “Maturity Date”), and if any principal or interest under this Note remains unpaid after the Maturity Date the interest rate on such unpaid amounts shall increase from five percent (5%) per annum to ten percent (10%) per annum, simple interest. Subject to Section 2, principal and any accrued but unpaid interest under this Note shall be due and payable upon written demand by the Holder at any time after the Maturity Date.

(b)Notwithstanding the provisions of Section 1(a) above and subject to
Section 2 below, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the execution by either Issuer of a general assignment for the benefit of creditors, (ii) the filing by or against either Issuer of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more or (iii) the appointment of a receiver or trustee to take possession of the property or assets of either Issuer.

2.Subordination

(a)The indebtedness evidenced by this Note, including principal and interest, is hereby expressly subordinated and junior, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Issuers’ Senior Indebtedness. “Senior Indebtedness” shall mean the principal of and unpaid interest and premium, if any, on (i) indebtedness of the Issuers or with respect to which either or both of the Issuers is a guarantor, whether outstanding on the date hereof or hereafter created, to banks, insurance companies or other lending or thrift institutions regularly engaged in the business of lending money, whether or not secured, and (ii) any deferrals, renewals, extensions, refunding, amendment, modification or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness.

(b)Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangement which creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Issuers or in the event this Note shall be declared due and payable, (i) no amount shall be paid by the Issuers, whether in cash or property in respect of the principal of or interest on this Note at the time outstanding, unless and until the full amount of any Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with either Issuer or otherwise by or on behalf of the holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of all of the Senior Indebtedness then outstanding.

(c)If an event of default has occurred with respect to any Senior Indebtedness, permitting the holder thereof to accelerate the maturity thereof, then unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note.

(d)Nothing contained in the preceding paragraphs shall impair, as between the Issuers and the Holder, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holder hereof the principal hereof and interest hereon as and when the same shall become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights, if any, of the holders of Senior Indebtedness under the preceding paragraphs to receive cash or other properties otherwise payable or deliverable to the Holder pursuant to this Note. Holder, Issuers and Societe Generale, as agent under that certain amended and restated credit facility dated July 8, 2015 under which Spark HoldCo is borrower, shall in good faith agree to a Subordination Agreement in a mutually agreeable form.

3.Conversion

(a)	Conversion at Holder’s Election

The principal and accrued but unpaid interest under this Note (the “Aggregate Note Amount”) shall at any time after eighteen (18) months be convertible, at the Holder’s written election to the Issuers, into (i) shares of SEI Class B common stock, $0.01 par value per share (“Class B Common Stock”), or if the Class B Common Stock is no longer authorized and has been converted into another class of common stock as of the date of conversion of this Note, the class of common stock as then authorized (the class of stock issued under this Section 2(a), the “Common Stock”) and (ii) an equivalent number of membership units in Spark HoldCo, LLC (the “Units”). The Aggregate Note Amount shall be convertible into an equivalent number of shares of Common Stock and Units equal to the quotient of the Aggregate Note Amount divided by $14.00 (the “Conversion Formula”). For example, if the Aggregate Note Amount is equal to $5,000,000.00 and the Fair Market Value of SEI Class A Common Stock is $15.00, Holder would be entitled to receive (i) 357,142 shares of Common Stock in SEI, (ii) 357,142 Units in Spark HoldCo and (iii) $12.86 in cash for the fractional share of Common Stock that will be accounted for in accordance with Section 3(c) below.

(b)	Automatic Conversion upon Sale of Company

Immediately prior to the Sale of SEI (as defined below), the Aggregate Note Amount shall be automatically converted into Class B Common Stock (or Common Stock if applicable) and Units in the manner set forth in Section 3(a) above and Section 3(c) below. For purposes of this Section 3(b), “Sale of SEI” means prior to the Maturity Date (and prior to conversion at Holder’s election) (i) the reorganization, consolidation or merger of the Issuers in which the holders of SEI’s outstanding voting securities prior to the closing of such reorganization, consolidation or merger do not retain voting securities representing a majority of the voting power of the surviving entity; (ii) the sale, transfer or exclusive license of all or substantially all of the assets of the Issuers; or (iii) the sale of equity by the existing holders of capital stock of SEI the result of which is that more than fifty percent (50%) of SEI’s outstanding voting securities immediately following such transaction are owned by persons or entities who were not equity holders of SEI immediately prior to any such transaction, provided that, a Sale of SEI shall not include any transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by SEI or any successor or indebtedness of the Issuers is cancelled or converted or a combination thereof occurs.

(c)	Mechanics and Effect of Conversion

No fractional shares of either Common Stock or Units, respectively, will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, SEI or Spark HoldCo will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional shares based on the Fair Market Value of SEI Class A Common Stock multiplied times the number of fractional shares of Common Stock to which Holder is entitled to upon the conversion as provided in Section 3(a). Upon conversion of this Note pursuant to Section 3(a), the Holder shall surrender this Note, duly endorsed, at the principal offices of SEI or any transfer agent of SEI. At Holder’s expense, SEI and Spark HoldCo will, as soon as practicable thereafter, issue and deliver to such Holder, at the address of the Holder most recently furnished in writing to either SEI or Spark HoldCo, a certificate or certificates for the number of Common Stock and Units which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, SEI and Spark HoldCo will be forever released from all of their respective obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including, without limitation, the obligation to pay such portion of the principal amount and accrued interest.

For the purpose of this Note, “Fair Market Value of SEI Class A Common Stock” shall mean the closing price of a share of Class A Common Stock as reported by the NASDAQ Global Market on the date Holder exercises its conversion rights as provided in this Section 3 or if such date is not a trading day, the date of the most recent trading day prior to the date of exercise.
4.Rights to Setoff

The Issuers shall have the option, at their sole discretion, to notify Holder of its election to offset amounts owed to Spark HoldCo pursuant to Sections 2.4(e) or 10.3(h) of that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of May 12, 2015, by and between Spark HoldCo and Holder, that are determined by final non-appealable judgment to be due and payable by Holder to Spark HoldCo and which amounts have not been so paid by Holder, against any unpaid principal of, and all accrued and unpaid interest under, this Note on a dollar-for-dollar basis (the “Setoff Notification”). If within fifteen (15) days after receiving the Setoff Notification, Holder notifies the Issuers that it will pay all such amounts and tenders payment thereof within such fifteen (15) day period, no such setoff referenced in this Section 4 shall occur. The parties hereby agree that the amount offset shall be applied first to accrued but unpaid interest and the remainder applied to principal of this Note. These rights of offset, shall be exercisable by either Issuer consistent with this Section 4 by giving written notice to Holder from time to time specifying the amount being offset and the effective date of such offset.

5.Payment

All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to either SEI or Spark HoldCo. Payment shall be credited first to the accrued but unpaid interest then due and payable and the remainder applied to principal. Any amounts due in connection with this Note may be prepaid in whole or in part at any time without penalty upon ten (10) days’ advance notice by either SEI or Spark HoldCo to the registered holder of this Note.

6.Payment of Taxes

Issuers, jointly and severally, will pay all taxes (other than taxes based upon income or gross margin) and other governmental charges, if any, that may be imposed with respect to the issue or delivery of this Note or any equity security to Holder upon conversion.

7.Tax Treatment

The parties agree that (a) none of the parties will realize any gain or loss for U.S. federal income tax purposes upon conversion to equity securities pursuant to Section 3 hereof, (b) the Note (until converted) will be treated as debt for income tax purposes, (c) occurrence of an event giving rise to an optional conversion right in favor of Holder prior to the Maturity Date is a remote contingency as described in Treasury Regulations Section 1.1275-2(h)(2), (d) this Note is not a contingent payment debt instrument as described in Treasury Regulations Section 1.1275-4 and (e) all tax returns will be prepared by the parties in a manner consistent with clauses (a) through (d) of this Section 7, unless otherwise required by applicable law.

8.Representations and Warranties of Holder

Holder hereby makes the representations and warranties set forth on attached Appendix A.

9.Transfer; Successors and Assigns

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, except for a pledge of this Note to a bank or other financial institution that creates a mere security interest in this Note in connection with a bona fide loan transaction, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of both Issuers. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note to either Issuer for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to both Issuers, and, thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

10.Conversion to Units

With respect to any Units acquired by Holder pursuant to the conversion provided for in Section 3, Holder, Spark HoldCo and SEI shall execute a counterpart to that certain Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo, LLC, dated August 1, 2014 (the “HoldCo LLC Agreement”). Upon the conversion, Holder acknowledges that its equity ownership interest Spark HoldCo will be subject to the terms and provisions of the HoldCo LLC Agreement as though it were a signatory party thereto.

11.Registration Rights

With respect to any Class B Common Stock acquired by Holder pursuant to the conversion provided for in Section 3, if so exercised by Holder, SEI shall grant unto Holder certain registration rights, including, without limitation, piggyback registration rights, such that Holder will have similar demand registration and piggyback registration rights as was granted to NuDevco Retail, LLC and NuDevco Retail Holdings, LLC, in that certain Registration Rights Agreement dated, August 1, 2014, that was entered into at the time of SEI’s initial public offering. It is agreed that at the time Holder exercises its conversion rights as set forth in Section 3, if so exercised, Holder and SEI will in good faith agree to a Registration Rights Agreement in a mutually agreeable form.

12.Governing Law; Jurisdiction

This Note shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents, entered into and to be performed entirely within the State of Texas, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Harris County, Texas in connection with any action relating to this Note.

13.Specific Performance.

Issuers acknowledge and agree that the remedies at law of Holder in the event of any default by SEI or Spark HoldCo in the performance of or compliance with any of the terms of this Note are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.Notices

Any notice required or permitted by this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one (1) business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in subsection (d), or (d) three (3) days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address of such party indicated directly below, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party given in the foregoing manner.

SEI	Spark HoldCo	Holder
2105 CityWest Blvd. Suite 100 Houston, TX 77042 Attn: Chief Executive Officer	2105 CityWest Blvd. Suite 100 Houston, TX 77042 Attn: Chief Executive Officer	2105 CityWest Blvd. Suite 100 Houston, TX 77042 Attn: Chief Executive Officer

15.Amendments and Waivers

Any term of this Note may be amended only with the written consent of the Issuers and the Holder. Any amendment or waiver effectuated in accordance with this Section 15 shall be binding upon Issuers, Holder and each transferee of this Note.

16.Shareholders, Officers and Directors Not Liable

In no event shall any shareholder, officer or director of either SEI or Spark HoldCo be liable for any amounts due or payable pursuant to this Note.

17.Action to Collect on Note

If action at law or equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

18.Severability

If any provision of this Note shall be judicially declared to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Note would not be materially and adversely affected thereby, such provision shall be fully separable, and this Note shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Note shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.

19.Waiver of Jury Trial

Each of SEI, Spark HoldCo and Holder hereby waives its right to trial by jury in any claim (whether based upon contract, tort or otherwise) under, related to or arising in connection with this Note.

20.Waivers By Issuers

EACH OF SEI AND SPARK HOLDCO HEREBY WAIVE PRESENTMENT, NOTICE OF DISHONOR, PROTEST AND NOTICE OF PROTEST, AND ANY OR ALL OTHER NOTICES OR DEMANDS IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, ENDORSEMENT OR COLLECTION OF THIS NOTE.

[Signature Page Follows]

SEI:
SPARK ENERGY, INC.

By:    /s/Gil Melman_________________
Name:    Gil Melman___________________
Title:    Vice President & General Counsel_

SPARK HOLDCO:
SPARK HOLDCO, LLC
By:    /s/Gil Melman_________________
Name:    Gil Melman___________________
Title:    Vice President & General Counsel_

AGREED TO AND ACCEPTED:

HOLDER:
RETAIL ACQUISITION CO, LLC

By:    /s/ W. Keith Maxwell III________
Name:    W. Keith Maxwell III___________
Title:    Chief Executive Officer_________

Signature Page to Spark HoldCo, LLC and Spark Energy, Inc.
Convertible Subordinated Promissory Note

APPENDIX A
To Convertible Subordinated Promissory Note

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to Issuers as follows:

A.Investment Intent. Holder hereby represents and warrants that Holder is acquiring the Note for the Holder’s own account, not as nominee or agent, for beneficial interests and investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

B.Restricted Securities. The Holder understands that this Note and any securities issued pursuant to the conversion of this Note are “restricted securities” under the federal securities laws inasmuch as it is being acquired from Issuers in a transaction not involving a public offering and that under such law and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Holder represents that is it familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

C.Information Made Available to Holder. Holder acknowledges that the Issuers have made available to the Holder, or to the Holder’s attorney, accountant or representative, all documents that the Holder has requested, and the Holder has requested all documents and other information that the Holder has deemed necessary to consider in connection with an investment in Issuers. Holder acknowledges that it has had an opportunity to consult with Issuers management regarding SEI’s and Spark HoldCo’s prospects and the risks associated with SEI’s and Spark HoldCo’s business. Holder acknowledges that it has had an opportunity to review financial information relating to SEI’s and Spark HoldCo’s businesses. Holder is familiar with the current capitalization and ownership of Issuers.

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